SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Acies Corporation
(Name of Registrant As Specified In Its Charter)

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ACIES CORPORATION
14 Wall Street, Suite 1620, New York, New York 10005

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

New York, New York
                                                                                                                                    March 8, 2005

This information statement has been mailed on or about March 8, 2005 to the stockholders of record on February 25, 2005 (the “Record Date”) of Acies Corporation, a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of February 25, 2005. The actions to be taken pursuant to the written consent shall be taken on or about March 28, 2005, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Oleg Firer
Director and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED FEBRUARY 25, 2005

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated February 25, 2005, in lieu of a special meeting of the stockholders. Such action will be taken on or about March 28, 2005:

1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $.001 per share (the “Common Stock”), of the Company from 50,000,000 shares to 200,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, of which 46,805,207 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of February 25, 2005 will have voted in favor of the foregoing proposal by resolution dated February 25, 2005; and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on March 28, 2005.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to the Nevada Revised Statutes.

AMENDMENT TO THE ARTICLES OF INCORPORATION

On February 25, 2005, the majority stockholders of the Company will have approved an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000. The Company currently has authorized capital stock of 50,000,000 shares and approximately 46,805,207 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

On February 3, 2005, the Company entered into a financing arrangement in which it issued warrants to purchase an aggregate of 8,540,000 shares of the Company’s Common Stock at an exercise price of $0.25 per share to certain accredited investors who are a party to a certain Securities Purchase Agreement. As of the Record Date, a total of 46,805,207 shares of the Company's currently authorized 50,000,000 shares of Common Stock are issued and outstanding. The potential exercise of said warrants requires an issuance of 5,345,207 shares of the Company’s Common Stock in excess of the number of shares that the Company is currently authorized to issue. By entering into this agreement, the Company has exhausted its 50,000,000 authorized shares of Common Stock and cannot meet this equity-based obligation without stockholder approval for an increase in the number of authorized shares. Unless the Company’s stockholders approve this increase in the number of authorized shares of Common Stock, the Company will be unable to perform its obligations under the equity-based agreement and will be in default pursuant to the terms of the agreement. Such default would cause the Company to incur significant penalties pursuant to the agreement. With the exception of the foregoing, the Company has no present intentions to issue any of the other newly authorized shares of common stock.

In addition, the increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti- takeover device.

While the amendment may have anti-takeover ramifications, the Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

ADDITIONAL INFORMATION

The Company’s annual report on Form 10-KSB for the fiscal year ended March 31, 2004 and quarterly reports on Form 10-QSB for the quarters ended June 30, 2004, September 30, 2004 and December 31, 2004 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon written request by a stockholder to Oleg Firer, Chief Executive Officer, Acies Corporation, 14 Wall Street, Suite 1620, New York, New York 10005.
.

By Order of the Board of Directors,

/s/ Oleg Firer
Oleg Firer
Director and Chief Executive Officer

New York, New York
March 8, 2005

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
ACIES CORPORATION

The undersigned, being the Chief Executive Officer of ACIES CORPORATION, a corporation existing under the laws of the State of Nevada, do hereby certify under the seal of the said corporation as follows:

1. The articles of incorporation of the Corporation is hereby amended by replacing Article 4, in its entirety, with the following:

“4. Authorized Shares:

The aggregate number of shares which the Corporation shall have the authority to issue shall consist of 200,000,000 shares of Common Stock having a $.001 par value, and 5,000,000 shares of Preferred Stock having a $.001 par value. The Common and/or Preferred Stock of the Corporation may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions pertaining thereto.”

2. The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and a majority of the Corporation’s stockholders in accordance with the provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Oleg Firer, its Chief Executive Officer, this 28th day of March, 2005.

ACIES CORPORATION

By:	/s/
Oleg Firer
Chief Executive Officer